UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2021

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices)     (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - without par value	SRCE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Brett A. Bauer

On August 3, 2021, 1st Source Corporation (the “Company”) entered into an employment agreement, dated as of August 1, 2021 (the “Employment Agreement”), setting forth the terms under which Brett A. Bauer will assume the role as Senior Vice President and Chief Financial Officer of the Company and the Company’s subsidiary, 1st Source Bank. The Employment Agreement is effective August 1, 2021 and automatically renews for subsequent one-year terms unless either party gives written notice of non-renewal on or before September 30 of the then-current term, in which case no further automatic extension shall occur and the term of the Employment Agreement shall end on December 31 of such year. The Employment Agreement provides for an annual base salary of $250,000, participation in the Employer’s Executive Incentive Plan, and participation, at a level commensurate with his position, in all plans the Company presently has or thereafter adopts for its officers and employees, including (without limitation) directors’ and officers’ liability insurance, pension, profit sharing, stock option or any group life or health insurance, hospitalization or other similar plans.

The Employment Agreement is filed herewith as Exhibit 10(a)(5) and this disclosure is qualified in its entirety by reference to the Employment Agreement.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit 10(a)(5):    Employment Agreement dated August 1, 2021 between 1st Source Corporation and Brett A. Bauer.

104        Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: August 4, 2021	/s/ ANDREA G. SHORT
Andrea G. Short
Executive Vice President